                                                                  Exhibit 10(aa)

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                  MARKETING, DISTRIBUTION AND SUPPLY AGREEMENT

                                     BETWEEN

                           DUSA PHARMACEUTICALS, INC.

                                       AND

                           STIEFEL LABORATORIES, INC.

                                      DATED

                                JANUARY 12, 2006

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

     MARKETING, DISTRIBUTION AND SUPPLY AGREEMENT made as of the 12th day of January 2006 (the "EFFECTIVE DATE") between DUSA PHARMACEUTICALS, INC., a New Jersey corporation having a principal office and place of business at 25 Upton Drive, Wilmington, Massachusetts, USA 01887 (hereinafter called "DUSA") and STIEFEL LABORATORIES, INC., a Delaware corporation having a principal office and place of business at 255 Alhambra Circle, Suite 1000, Coral Gables, Florida, USA 33134 (hereinafter called "STIEFEL").

     WHEREAS, DUSA is engaged in the development, manufacture and sale of pharmaceutical products and wishes to market certain of its products in the Territory (as such term is defined below);

     WHEREAS, STIEFEL is a pharmaceutical company that distributes and sells pharmaceutical products in the Territory and desires to obtain an exclusive right to, distribute, promote, and sell in the Territory the Products as such term is defined manufactured by DUSA;

     WHEREAS, DUSA has agreed, subject to the terms and conditions of the Agreement, to grant STIEFEL an exclusive right to distribute, promote, and sell such Product in the Territory and to manufacture and supply to STIEFEL on an exclusive basis in the Territory all of STIEFEL's reasonable requirements of the Product;

     WHEREAS, STIEFEL has agreed to undertake the distribution, promotion, and sale of such Products in the Territory, and will purchase the Product exclusively from DUSA in accordance with the terms and conditions of this Agreement; and

     WHEREAS, the Parties also wish to memorialize the understanding between them with respect to DUSA's grant to STIEFEL of a license to use the DUSA Trademarks on the DUSA labeled Products in connection with the marketing and sale of the Product in the Territory under the terms and conditions of the Agreement.

     NOW, THEREFORE, the Parties agree as follows:

1.   DEFINITIONS.

     For the purposes of this Agreement, capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in this
Section 1:

     1.1 "AFFILIATES" shall mean any Person (defined below) which directly or indirectly controls, is controlled by, or under common control with a Party to this Agreement. For purposes of the foregoing definition, the term "control" (including with correlative meaning, the terms "controlling", "controlled by", and "under common control with") as used with respect to any Person, shall mean
(i) in the case of corporate entities, direct or indirect ownership of at least [C.I.] percent ([C.I.]%) of the stock or shares entitled to vote for the election of directors; and (ii) in the case of non-corporate entities, direct or indirect ownership of at least [C.I.] percent ([C.I.]%) of the equity interest or the possession, directly or indirectly, of the power to direct or cause the

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

direction of the management and policies of such Person, whether through ownership of voting securities, by contract, or otherwise.

     1.2 "APPLICABLE LAWS" shall mean all applicable laws, statutes, rules, regulations and guidelines that may apply to the sale of the Product in the Territory or the promotion, marketing, packaging, labeling, importation, exportation, warehousing or distribution of a Product that is to be sold in the Territory or the performance of either Party's obligations under this Agreement, and including all good manufacturing practices and all applicable standards or guidelines promulgated by the appropriate Regulatory Authority.

     1.3 "APPROVED PRICE" shall mean the [C.I.] price per unit to STIEFEL [C.I.] for the sale of the Product in Brazil excluding up to [C.I.] Percent ([C.I.]%) in government sales taxes actually paid by STIEFEL on units of the Product sold.

     1.4 "APPROVED PRODUCT" shall mean any Product that shall have been granted all necessary approvals by the required Regulatory Authorities to allow DUSA and/or Stiefel, as the case may be, the right to sell and distribute, promote, and sell the Product in any country in the Territory.

     1.5 "BATCH", with respect to any of the Product, shall mean a separate and distinct quantity of such Product processed under continuous and identical conditions and designated by a batch number.

     1.6 "CERTIFICATE OF CONFORMANCE" shall mean a document, which is dated and signed by a duly authorized representative of the Quality Control or Quality Assurance Department of DUSA, certifying that a Batch of any Product meets all Specifications.

     1.7 "COMMERCIALLY REASONABLE EFFORTS" mean the channels, methods and diligence that a Party employs with respect to other products sold by it (including its own products) of the same or similar commercial potential.

     1.8 "COMPETING PRODUCTS" means the products identified on Schedule A attached hereto as Competing Products.

     1.9 "CONFIDENTIAL INFORMATION" means with respect to a Party, all information of any kind whatsoever (including without limitation, data, compilations, formulae, models, patent disclosures, procedures, processes, projections, protocols, results of experimentation and testing, specifications, strategies, techniques, business and financial information, projections, customer lists, and all non-public intellectual property rights, and all tangible and intangible embodiments thereof of any kind whatsoever (including without limitation, apparatus, compositions, documents, drawings, machinery, patent applications, records and reports), and all business information, financial data, projections, customer lists which is disclosed by such Party to the other Party.

     1.10 "DOMAIN NAMES AND WEBSITES" shall mean those domain names and website agreed upon by the Parties through which the Products shall be marketed by STIEFEL hereunder.

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

     1.11 "FDA" shall mean the U.S. Food and Drug Administration, or any successor body.

     1.12 "FD&C ACT" means the Federal Food, Drug and Cosmetic Act of 1938, as amended and the regulations thereunder, as the same may be amended or revised.

     1.13 "FIELD" shall mean [C.I.] uses of the Products for dermatology indications.

     1.14 "FIRST APPROVAL DATE" shall mean the date on which DUSA first obtains approval to market a Product from a Regulatory Authority in the Territory.

     1.15 "FISCAL YEAR" shall mean the twelve-month period commencing on January 1st of each year and ending on December 31st, or any other twelve-month period designated as the fiscal year of STIEFEL.

     1.16 "GMP" shall mean good manufacturing practices as required by the rules and regulations of the applicable Regulatory Authority.

     1.17 "GROSS-UP" shall have the meaning set forth in Section 7.2(a).

     1.18 "INDEMNIFIED PARTY" shall have the meaning set forth in Section
14.3(a).

     1.19 "INDEMNIFYING PARTY" shall have the meaning set forth in Section 14.3
(a).

     1.20 "INDEPENDENT LABORATORY" shall have the meaning set forth in Section 9.4.

     1.21 "LAUNCH DATE", as to each Approved Product, shall mean that date on which marketing and distribution of such Approved Product shall commence in a given country in the Territory.

     1.22 "LAUNCH NOTICE" shall have the meaning set forth in Section 7.3(a).

     1.23 "MINIMUM PURCHASE OBLIGATIONS" shall have the meaning set forth in
Section 7.2(a).

     1.24 "OBJECTION NOTICE" shall have the meaning set forth in Section 9.4.

     1.25 "PARTY" means STIEFEL and DUSA, individually, and "PARTIES" means STIEFEL and DUSA, collectively.

     1.26 [C.I.] shall have the meaning set forth on Schedule C attached hereto.

     1.27 "PERSON" shall mean an individual, corporation, partnership, limited liability company, firm, association, joint venture, estate, trust, governmental or administrative body or agency, or any other entity.

     1.28 "PRICING APPROVAL" shall mean STIEFEL's receipt from CMED of Registration of the [C.I.] price allowed to market and sell the Product in Brazil within the time period stated in Section 2.4 below, at a price of not less than [C.I.] Brazilian Reals (Brazilian Reals [C.I.]) per unit

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

including [C.I.] ([C.I.]%) government taxes (i.e.Net per unit to STIEFEL is [C.I.] Brazilian Reals (Brazilian Reals [C.I.])).

     1.29 "PRODUCT" shall mean the product set forth on Schedule A.

     1.30 "PRODUCT ALLIANCE MANAGER" shall have the meaning set forth in Section 5.1.

     1.31 "PURCHASE PRICE PER UNIT" shall have the meaning set forth on Schedule C attached hereto.

     1.32 "REGISTRATION" means the regulatory approvals of any applicable Regulatory Authorities issued in DUSA's name and necessary to permit the commencement of the marketing and sale of the Product in any country in the Territory.

     1.33 "REGULATORY AUTHORITY" means any and all bodies and organizations regulating the manufacture, importation, distribution, use and sale of the Product in any country in the Territory.

     1.34 "REPORT" shall have the meaning set forth in Section 9.4.

     1.35 "SPECIFICATIONS" of Product means the specifications for the Product as approved by the FDA. The Specifications may be amended from time to time by [C.I.] and as specifically requested by applicable Regulatory Authorities.

     1.36 "DUSA'S TRADEMARKS" shall mean the DUSA Trademarks set forth on Schedule A hereto, as such Schedule may be amended from time to time by mutual agreement of the parties.

     1.37 "TECHNICAL INFORMATION" shall mean the manufacturing process and any and all technical knowledge, trade secrets, analytical methodology, processes, manufacturing and toxicological information, and any and all other technical information or experience related to the manufacturing of the Product.

     1.38 "TERM" shall have the meaning set forth in Section 18.1.

     1.39 "TERRITORY" shall mean all countries of the Western Hemisphere from south of and including Mexico, and all other countries located in the Caribbean excluding US territories.

     1.40 "THIRD PARTY" means any party other than DUSA, STIEFEL or their respective Affiliates.

     1.41 "THIRD PARTY LOSS" shall have the meaning set forth in Section 14.1.

     1.42 "TRADEMARK INFRINGEMENT CLAIMS" shall have the meaning set forth in
Section 3.3(a).

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

2.   DISTRIBUTION, MARKETING AND PROMOTION.

     2.1 Appointment. During the Term and subject to Sections 2.2(b) and 7.1(a)(i), DUSA hereby appoints STIEFEL as its exclusive distributor for the Product in the Field in the Territory and STIEFEL hereby accepts such appointment. Pursuant to this appointment, STIEFEL shall have the exclusive right to import in finished package form, distribute, promote and sell the Product in the Field in the Territory subject to the terms and conditions of this Agreement.

     2.2 Marketing and Promotion Efforts.

          (a) STIEFEL shall use its Commercially Reasonable Efforts to vigorously distribute, sell and promote the sale of the Product in the Field within and throughout the Territory [C.I.], so as to maximize sales in each country in the Territory, beginning [C.I.] after the date of this Agreement, provided that in the event that STIEFEL is legally prohibited from selling the Product until Registration for the Product is obtained, then STIEFEL shall begin distribution and promotion of the Product no later than [C.I.] ([C.I.]) days after Pricing Approval for the Product is obtained.

          (b) STIEFEL shall be deemed to have commenced the marketing of the Product in a country within the Territory [C.I.] when it shall have offered such Product [C.I.]. If STIEFEL does not begin marketing and promotion of the Product in a country within the Territory within [C.I.] ([C.I.]) days after receipt of all necessary government approvals to market the Product in such country, in addition to any other remedies available to DUSA hereunder or under law or in equity, DUSA may, in its sole discretion [C.I.] of such Product in such country.

          (c) STIEFEL shall provide DUSA as reasonably requested by DUSA on a [C.I.] basis: (1) [C.I.], as reasonably requested by DUSA for purposes of DUSA's [C.I.] within the Territory, (2) a summary of the [C.I.] of the Product held by STIEFEL at the end of such [C.I.] and (3) a report of [C.I.] of the Product sold by STIEFEL as requested by DUSA, including to comply with applicable laws. The Parties will mutually agree on the form(s) of reports, information to be contained therein and the timing of such reports regarding [C.I.] within [C.I.] ([C.I.]) days of the Effective Date, and such agreed upon items shall be attached to this Agreement as a Schedule D.

          (d) STIEFEL shall, [C.I.], use its Commercially Reasonable Efforts to distribute, promote, and sell the Product for use [C.I.], as appropriate in the Territory, in compliance with Applicable Laws and good commercial practice (including, but not limited to proper shipping and storage).

          (e) STIEFEL will not (and will ensure that its subdistributors, if any, do not) enter into any [C.I.] for the Product with its customers, including but not limited to [C.I.], that contain terms that exceed or are otherwise inconsistent with the terms of this Agreement (including but not limited to [C.I.] that exceed the term of this Agreement), without receiving DUSA's written approval, which may be withheld in its sole discretion, before entering into such agreement.

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

          (f) STIEFEL shall purchase all Product needed in pre-marketing efforts from DUSA at the Purchase Price Per Unit; provided with respect to pre-marketing in Brazil, during the time that the Pricing Approval has not yet been received, STIEFEL shall purchase Product needed in pre-marketing efforts in Brazil from DUSA at [C.I.] U.S. Dollars (U.S. $[C.I.]) per unit.

          (g) Prior to STIEFEL marketing, promoting, distributing or selling a Product in the Territory, DUSA shall [C.I.] for the Product for STIEFEL's trainers, at [C.I.]. The [C.I.] shall use [C.I.] provided by DUSA and be limited only to provide medical information regarding the safety and efficacy of the Product in question [c.i.] the Products should be marketed, promoted, distributed or sold in the Territory. [C.I.] STIEFEL and its personnel, sales force or subdistributors, if any, regarding such medical information regarding the safety and efficacy and [C.I.], including without limitation marketing and promotion [C.I.], shall be the responsibility of [C.I.].

     2.3 Restrictions.

          (a) STIEFEL undertakes and agrees that it will not [C.I.] directly or indirectly [C.I.] the Product [C.I.] nor [C.I.] for the Product knowing that such [C.I.].

          (b) Except as permitted pursuant to Section 2.5 below, during the term of this Agreement, STIEFEL shall not, nor shall it aid or facilitate [C.I.] to, market, promote, sell, offer for sale, distribute or otherwise make the Product available [C.I.], except as supplied to STIEFEL by DUSA, [C.I.] in the Territory.

          (c) STIEFEL warrants to DUSA that STIEFEL does not currently represent or promote [C.I.]. During the term of this Agreement, STIEFEL shall not, nor shall it aid or facilitate any Third Party to, market, promote, sell, offer for sale, distribute or otherwise make available [C.I.] to any person in the Territory.

     2.4 Milestone Payments; Rights of Termination Relating to Pricing Approval.

          (a) Pricing Approval Milestone Payment. Within [C.I.] ([C.I.]) days of STIEFEL's receipt of the Pricing Approval, STIEFEL shall make a [C.I.], [C.I.] payment of [C.I.] U.S. Dollars (U.S. $[C.I.]) to DUSA.

          (b) First Units Shipped Milestone Payment. Within [C.I.] ([C.I.]) days following the total cumulative number of units of Product ordered hereunder by STIEFEL and shipped by DUSA to STIEFEL exceeding [C.I.] ([c.i.]) units, STIEFEL shall make a [C.I.], [C.I.] payment of [C.I.] U.S. Dollars (U.S. $[C.I.]) to DUSA.

          (c) Second Units Shipped Milestone Payment. Within [C.I.] ([C.I.]) days following the total cumulative number of units of Product ordered hereunder by STIEFEL and shipped by DUSA to STIEFEL exceeding [C.I.] ([c.i.]) units, STIEFEL shall make a [C.I.], [C.I.] payment of [C.I.] U.S. Dollars (U.S. $[C.I.]) to DUSA.

          (d) STIEFEL Right of Termination. If STIEFEL does not receive the Pricing Approval and STIEFEL wishes to terminate the Agreement, STIEFEL must give DUSA notice

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

of such termination within [C.I.] ([C.I.]) days of either (i) receiving a pricing approval not meeting the conditions of the Pricing Approval (as defined in Section 1.21), or (ii) failing to receive any approval within [C.I.] ([C.I.]) days of Registration; provided, however that STIEFEL shall not have such right to terminate if negotiations with CMED are on-going and DUSA and STIEFEL mutually agree, in writing, to extend such [C.I.] ([C.I.]) day period. In the event STIEFEL elects to terminate this Agreement, in addition to other effects of termination set forth herein, STIEFEL shall maintain any Registration for the Product, [C.I.], until DUSA is able to [C.I.].

          (e) DUSA Right of Termination. If STIEFEL fails receive any approval from CMED within [C.I.] ([C.I.]) days of Registration, DUSA may elect to terminate this Agreement provided, however that DUSA shall not have such right to terminate if negotiations with CMED are on-going and DUSA and STIEFEL mutually agree, in writing, to extend such [C.I.] ([C.I.]) day period. In such event, in addition to other effects of termination set forth herein, (i) STIEFEL shall maintain any Registration for the Product, [C.I.], until DUSA is able to [C.I.], and (ii) STIEFEL shall be [C.I.] for any Product and [C.I.] ordered from DUSA on purchase orders submitted to DUSA prior to the date of termination.

     2.5 Sub-Distributor.

          (a) Upon prior written notice to DUSA, STIEFEL shall have the right to appoint any sub-distributor to distribute, market, promote and/or sell the Product within the Territory. The appointment of any sub-distributor shall be in writing and on such terms and conditions as STIEFEL may reasonably require in writing provided such terms and conditions are not inconsistent with the terms and conditions of this Agreement. STIEFEL shall provide DUSA with complete, unredacted copies of each agreement appointing a sub-distributor hereunder.

          (b) STIEFEL acknowledges and agrees that the appointment of a sub-distributor hereunder shall not relieve STIEFEL of any of STIEFEL's obligations hereunder. STIEFEL further agrees that it shall, at all times, be solely responsible:

               (i) for the acts, deeds or omissions of any sub-distributor appointed pursuant to this Section 2.5; and

               (ii) for the compensation or for the wages, salaries and remunerations to any such sub-distributors or representatives, without any cost or liability to DUSA;

          (c) Sales made by such sub-distributors shall be [C.I.] by STIEFEL to DUSA and such sub-distribution arrangements shall not [C.I.] to DUSA in respect of such sales (that is, the [C.I.] to DUSA in respect of such Product sales shall be [C.I.] if STIEFEL had made the sale itself).

          (d) Each sub-distributor shall meet all obligations of STIEFEL hereunder with respect to the activities undertaken by such sub-distributor in the distribution, marketing and sale of the Product, including without limitation adverse event reporting and use of trademarks.

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

3.   TRADEMARKS; PRODUCT MARKING.

     3.1 DUSA Trademarks.

          (a) Ownership of DUSA Trademarks. STIEFEL shall use the DUSA Trademarks set forth on Schedule A for the Product and the Domain Names and Websites to distribute, market, promote, sell, package and label such Product during the Term in accordance with the Applicable Laws of the relevant Regulatory Authority. STIEFEL acknowledges and agrees that DUSA shall own all right, title and interest in and to each of the DUSA Trademarks and the Domain Names and Websites. During the Term: (i) STIEFEL and its Affiliates shall not [c.i.] of the DUSA Trademarks or the Domain Names and Websites, and agree that no ownership rights are vested or created in any of the DUSA Trademarks or the Domain Names and Websites by virtue of any licenses and other rights granted to STIEFEL under this Agreement; and (ii) all use of the DUSA Trademarks or the Domain Names and Websites in the Territory during the Term, whether in combination with or apart from any Party's corporate name, including any goodwill generated in connection therewith, inures to the benefit of DUSA, and DUSA may call for a confirmatory assignment thereof.

          (b) Use of DUSA Trademarks. Each Party shall use Commercially Reasonable Efforts during the Term not to do any act which endangers, destroys or similarly affects, in any material respect, the value of the goodwill pertaining to the DUSA Trademarks. Further, except when used in accordance with any usage guidelines agreed to by DUSA or except when a use is otherwise approved in accordance with other provisions of this Agreement, STIEFEL shall submit to DUSA any materials bearing the DUSA Trademarks for review and approval prior to the use thereof.

          (c) Costs. All costs of prosecuting and maintaining the DUSA Trademarks shall be paid by [C.I.].

     3.2 Other Proprietary Trademarks.

          (a) Ownership of Corporate Names. Each Party shall retain all right, title and interest in and to its corporate names, and agrees that it shall not [C.I.] of such other Party's corporate names, or any registrations issued or issuing with respect thereto. Each Party expressly acknowledges and agrees that no ownership rights are vested or created by the limited rights of use granted under this Agreement, and that all use of the corporate names in accordance therewith, including any goodwill generated in connection therewith, inures to the benefit of the respective owner of the corporate names and the owner of such corporate names may call for a confirmatory assignment thereof.

          (b) Use of Corporate Names. With respect to any corporate names licensed to a Party under or in connection with this Agreement, such Party agrees to conform to the customary guidelines of the granting Party with respect to manner of use (as provided in writing by the owner of the corporate name), and to maintain the quality standards of such granting Party with respect to the goods sold and services provided in connection with such Party's corporate names. Each Party shall [C.I.] not to do any act which endangers, destroys or similarly affects the

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

value of the goodwill pertaining to the other Party's corporate names. Further, except when used in accordance with any usage guidelines provided by the owner of a corporate name or a use is otherwise approved in accordance with other provisions of this Agreement, each Party shall submit to the other Party any materials bearing the other Party's corporate name for review and approval prior to the use thereof and shall make no use of such corporate name of the other Party without the other Party's written consent. Neither Party shall use, or allow any of their Affiliates to use, in connection with the Product any other trademark that is similar to or substantially similar to or so nearly resembles the other Party's corporate names as to be likely to cause deception or confusion.

          (c) Cooperation. Each Party shall execute any documents required in the reasonable opinion of the other Party to be entered as a "registered user" or recorded licensee of the other Party's corporate names, or to be removed as registered user or licensee thereof.

     3.3 DUSA Trademarks Infringement.

          (a) Trademark Infringement Asserted by Third Parties in the Territory. Each Party shall notify the other Party promptly upon learning of any actual or alleged infringement of any trademark or of any unfair trade practices, trade dress imitation, passing off of counterfeit goods, or like offenses, or any such claims (hereinafter "TRADEMARK INFRINGEMENT CLAIMS") brought by a Third Party against a Party in connection with the Product in the Territory.

               (i) Upon learning of such Trademark Infringement Claim, DUSA, [C.I.], shall take reasonable and appropriate steps to resolve the Trademark Infringement Claim with the reasonable cooperation and assistance of STIEFEL; provided however DUSA [C.I.] such alleged infringement on behalf of STIEFEL [C.I.] of STIEFEL, [C.I.].

               (ii) DUSA shall have the right to [C.I.].

          (b) DUSA Trademarks Infringement by Third Parties in the Territory. Each Party shall notify the other Parties in writing promptly upon learning of any actual or alleged infringement by a Third Party of any DUSA Trademarks in the Territory of which they become aware.

               (i) Upon learning of such infringement under this Section 3.3(b), DUSA shall, [C.I.], take reasonable and appropriate steps to resolve such infringement with the reasonable cooperation and assistance of STIEFEL; provided however DUSA [C.I.] such alleged infringement on behalf of STIEFEL [C.I.] STIEFEL, [C.I.].

               (ii) DUSA shall have the right to [C.I.].

     3.4 Product Marking. Any Product marketed and sold hereunder shall be marked with appropriate patent numbers and Trademarks, as approved by DUSA.

     3.5 Alternative Trademarks. If one or more the DUSA Trademarks cannot be used or registered in any country within the Territory for reasons beyond DUSA's control (e.g., due to objections by Third Parties or local trademark offices) or cannot otherwise be legally used to

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

commercialize the Product in a country within the Territory (e.g., due to rejection by regulatory authorities), and if the Parties have determined that an alternative worldwide trademark is not practicable for the Product, then [C.I.] shall have the right to propose one or more alternative trademarks. [C.I.] shall then select one of the alternative trademarks for the Product in each country in the Territory. [C.I.] will undertake the obligation and expense of conducting appropriate trademark clearance of any such selected alternative trademark for use in each such country in the Territory, and filing applications for the cleared trademark. If (a) an alternative trademark is cleared successfully for use and registration, (b) trademark applications are filed for the additional alternative trademark, and (c) such additional alternative trademark receives regulatory approval, then all terms and conditions of this Agreement shall apply, mutatis mutandis, to the use and registration of such alternative trademark approved [C.I.] and, thereafter the term "DUSA Trademarks" shall include such alternative trademark.

4.   REGISTRATIONS.

     4.1 Approval and Maintenance.

          (a) DUSA shall, [C.I.], use Commercially Reasonable Efforts to prepare the documents necessary for submission to the Regulatory Authorities in Brazil to seek approval for the treatment of Actinic Keratoses. [C.I.] shall [C.I.] for [C.I.] incurred on or after the Effective Date, including but not limited to, [C.I.], and [C.I.] in connection with seeking Registration in Brazil. [C.I.] shall be responsible for [C.I.] prior to the Effective Date, including but not limited to, [C.I.], and [C.I.] in connection with seeking Registration in Brazil.

          (b) STIEFEL shall, [C.I.], provide [C.I.] with reasonable assistance and cooperation in [C.I.] preparing, filing, seeking and maintaining Registration in Brazil, which shall include, but not be limited to, the naming of a [C.I.] and developing and implementing documented standard operating procedures required to support the Product Registration. If the Pricing Approval is not obtained and STIEFEL wishes to terminate the Agreement, STIEFEL shall continue to perform all necessary activities to maintain DUSA's regulatory approval for the Product, [C.I.], until DUSA is able to [C.I.].

          (c) For other countries in the Territory and/or other indications in the Field, STIEFEL shall, [C.I.], use [C.I.] to prepare the application for Registration, on [C.I.] behalf, to seek approval to market. With regard to the application for Registration for the treatment of Actinic Keratoses, DUSA will provide STIEFEL with copies of existing clinical and chemistry, manufacturing and controls data to support of this application. STIEFEL shall [C.I.] for [C.I.], including but not limited to, [C.I.], and [C.I.] in connection with seeking these approvals. STIEFEL shall, [C.I.], provide DUSA with reasonable assistance with the development and implementation of mutual documented standard operating procedures, such as, but not limited to, adverse event reporting, storage and handling, etc., required to support the Registration in other countries in the Territory.

          (d) For clarity, regulatory [C.I.] shall mean all [C.I.] and [C.I.] (including [C.I.]) incurred by a Party or any of its Affiliates in accordance with GAAP during the term and pursuant to this Agreement in connection with the preparation of regulatory submissions for the

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

Product, the obtaining and maintenance of Registrations, and compliance with Registrations and requirements of such Regulatory Authorities, including ICSR recordation and reporting, regulatory affairs activities, and recalls and withdrawals of the Product in the Territory. [C.I.] shall report to [C.I.] within [C.I.] ([C.I.]) days after the end of each calendar [c.i.] with regard to regulatory costs incurred during such calendar [C.I.]. Such report shall (i) specify in reasonable detail all expenses incurred during such [C.I.], or (ii) be accompanied by invoices or other appropriate supporting documentation for any payments to Third Parties that individually exceed $[C.I.] or such [C.I.] as may be determined by the Parties. The Parties shall seek to resolve any questions related to such accounting statements within [C.I.] ([C.I.]) days following receipt by STIEFEL of DUSA's report hereunder and payment shall be made within [C.I.] ([C.I.]) days of such report.

     4.2 Adverse Event Reporting. STIEFEL shall notify DUSA, in writing, of any adverse drug experience within [C.I.] ([C.I.]) hours of such adverse drug experience becoming known to STIEFEL. As provided in Section 4.5, and except as required by any Applicable Laws, DUSA shall have the sole discretion and responsibility to determine whether any adverse drug experience must be reported to the applicable Regulatory Authority, and following making a determination to report, to report such events to the applicable Governmental Authority.

     4.3 Ownership of Product Registration. All Registrations and regulatory filings for the Product in the Territory, including marketing and pricing filings and authorizations, in connection with the Product, shall be filed, registered and owned exclusively by DUSA, unless otherwise explicitly agreed in writing by DUSA.

     4.4 Cooperation.

          (a) STIEFEL shall, [C.I.], provide DUSA with reasonable assistance and timely cooperation in the preparation, filing, submission and maintenance of Registrations, which shall include naming of a [C.I.] in Brazil, and in any country in the Territory which requires it.

          (b) At DUSA's reasonable request, STIEFEL will assist DUSA, in determining the optimal form of, and the necessary information to be included in, such filings to meet the applicable requirements of the Regulatory Authority in the Territory.

          (c) From time to time, each Party shall provide the other Party with a status of its efforts in attempting to obtain Registration for the Product in each country in the Territory.

     4.5 Communications; Regulatory Inspections and Notifications. At all times, [C.I.] shall have [C.I.] with the applicable Regulatory Authorities regarding the manufacture, marketing and sale of the Product. DUSA and STIEFEL each shall notify the other within [C.I.] ([C.I.]) hours (or, if such [C.I.] ends on a non-business day, then prior to noon on the next following business day) of receipt of any notice of any governmental agency inspection, investigation or other inquiry, or other material governmental notice or communication, in each case which relates to the marketing, promotion, distribution and/or detailing of the Product within the Territory during the term of this Agreement. [C.I.] shall discuss any response to observations or

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

notifications received in connection with any such inspection, investigation or other inquiry and each shall give the other an opportunity to comment upon any proposed response before it is made. In the event of disagreement concerning the form or content of such response, however, DUSA shall be responsible for deciding the appropriate form and content of any response with respect to any of its cited activities and STIEFEL shall be responsible for deciding the appropriate form and content of any response with respect to any of its cited activities. STIEFEL will provide DUSA with copies of all correspondence received by it from, or filed by it with, any Regulatory Authority to the extent pertaining to the Product or its marketing, promotion or detailing in the Territory.

     4.6 Notwithstanding anything contained herein to the contrary, [C.I.] shall have no obligation to perform, complete or undertake [C.I.] activities or [C.I.] activities relating to the Product in furtherance of STIEFEL's rights under this Agreement.

5.   ALLIANCE MANAGERS AND MEETINGS.

     5.1 Product Alliance Manager. Each Party will appoint an employee with appropriate authority and experience to act as a liaison ("PRODUCT ALLIANCE MANAGER") to communicate information concerning the Product and its marketing and promotion by STIEFEL. The Product Alliance Manager shall be responsible for calling meetings, preparing, and circulating an agenda in advance of meetings of the Parties and preparing and issuing minutes of each meeting within [C.I.] ([C.I.]) days thereafter.

     5.2 Meetings. The Parties shall hold meetings at such times as it elects to do so, but in no event shall such meetings be held less frequently than once every [C.I.]. The first meeting of the Parties shall be held not more than [C.I.] ([C.I.]) days after the Effective Date. Thereafter, the Parties shall meet at such locations as the Parties may agree. Each Party shall be responsible for [C.I.]. [C.I.] agrees to take into good faith consideration all comments received [C.I.] in connection with STIEFEL's marketing and promotion of the Products in the Field in the Territory, and in particular to [C.I.] to undertake all such marketing and promotion in a manner consistent with and supportive of DUSA's global marketing, promotion, development and commercialization of the Product world-wide.

6.   LABELING.

     6.1 Labels.

          (a) Subject to Section 6.1(b), DUSA shall package and label each of the Approved Products in accordance with the Specifications and in accordance with the packaging and labeling agreed between the Parties; provided that the Parties shall follow all legal requirements in effect throughout the Territory, as applicable, and that the STIEFEL's or its designated Affiliate's name and logo shall be prominently displayed on all Product packaging.

          (b) STIEFEL shall supply camera ready labeling and package insert copy, and with the art work for such packaging and labeling, to DUSA sufficiently in advance of any purchase order delivery timelines requested by STIEFEL to allow DUSA to manufacture and

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

label the Product, including sufficiently in advance of launch. All such labeling, copy and artwork provided by STIEFEL shall comply with applicable specifications and regulatory requirements. The labeling for each Product will indicate that DUSA is the manufacturer of such Product and that STIEFEL is the distributor and/or agent for the Product.

          (c) DUSA shall be fully responsible for the form and content of all Product labels and other aspects of Product packaging and labeling, except to the extent of claims relating to label information and content supplied by STIEFEL.

7.   MANUFACTURE AND SUPPLY OF THE PRODUCTS.

     7.1 General. DUSA shall manufacture, or cause a Third Party to manufacture on its behalf [C.I.], the Product in accordance with the Specifications and supply the Product to STIEFEL pursuant to forecasts and purchase orders placed by STIEFEL in accordance with this Section 7.

     7.2 Minimum Purchase Obligations; Inventory.

          (a) STIEFEL shall purchase, no less than the Minimum Number of Units of the Product at the Purchase Price Per Unit during the applicable Time Period (as such terms are defined on Schedule B) (the "MINIMUM PURCHASE OBLIGATIONS"); provided however if DUSA exercises [C.I.] to Brazil during a [C.I.] with respect to Brazil pursuant to Section 8.3(a) and such [C.I.] causes STIEFEL not to meet its Minimum Purchase Obligations for a Time Period, then (i) the Minimum Purchase Obligations shall be [C.I.] and [C.I.] on which DUSA exercises its right to [C.I.] to Brazil during a [C.I.] with respect to Brazil pursuant to
Section 8.3(a), and (ii) [C.I.] on (x) appropriate pro-rata adjustments to the Minimum Purchase Obligations which are to apply to Time Periods during which supply to Brazil has been [C.I.] (including the present Time Period in question), and (y) a plan for the Product in Brazil which may include amendments to this Agreement as necessary and appropriate. Within [C.I.] ([C.I.]) days of the end of each Time Period, the Parties shall review the purchases made by STIEFEL for the immediately preceding Time Period. If it is determined from the review that STIEFEL has not met its Minimum Purchase Obligations for such preceding Time Period, STIEFEL shall immediately [C.I.] DUSA [C.I.] from STIEFEL for purchases of the number of units meeting the Minimum Purchase Obligations and [C.I.] by DUSA for the number of units of Product purchased during such preceding Time Period [C.I.]. If STIEFEL fails to meet its Minimum Purchase Requirement for [C.I.] consecutive Time Periods or STIEFEL [C.I.] with respect to any Time Period, in addition to any other remedies available to DUSA hereunder or under law or in equity, DUSA may, in its sole discretion either:
(i) [C.I.] of such Product in such country, provided that DUSA does not waive its right to terminate the Agreement under Section 7.1(a)(ii) even if it [C.I.], or (ii) [C.I.] the Agreement upon giving written notice thereof to STIEFEL. For purposes of clarity, DUSA retains its [C.I.] Agreement pursuant to Section 7.1(a)(ii) at any time thereafter even if DUSA initially chooses to [C.I.] in the Territory. STIEFEL shall [C.I.] within [C.I.] ([C.I.]) days of completion of the review in United States dollars via wire transfer, check or other instrument approved by DUSA.

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

          (b) Inventory. STIEFEL shall, [C.I.], maintain [C.I.] inventory of the Product at all times during the term of this Agreement as necessary in order to meet the marketing demand requirements of any customer or potential customer within the Territory.

     7.3 Forecast and Purchase Orders. STIEFEL shall provide forecasts and purchase orders to DUSA for Product as follows:

          (a) Within [C.I.] ([C.I.]) months of the Effective Date with respect to Brazil, and within [C.I.] ([C.I.]) months prior to any other anticipated Registration relating to the Product, STIEFEL shall provide DUSA with a forecast of STIEFEL's quantity requirements for the applicable commercial launch of the Product and the [C.I.] period following such launch. STIEFEL shall send to DUSA a notice (the "LAUNCH NOTICE") with respect to such Product that shall contain the following: (i) a statement of the estimated Launch Date of such Product; and; (ii) a good faith forecast of the quantities that will in the future be purchased by STIEFEL prior to the Launch Date.

          (b) At least [C.I.] ([C.I.]) days prior to any anticipated Launch Date of the Product in the Territory, STIEFEL shall provide DUSA with a firm purchase order for its requirements for commercial launch of the Product which shall be for an amount of Product [C.I.] STIEFEL's first [C.I.] of forecasted sales. Thereafter STIEFEL shall issue purchase orders for its requirements of Product on the last day of each calendar [C.I.].

          (c) Each purchase order shall be accompanied by a rolling forecast of STIEFEL's requirements of Product for the [C.I.] following the [C.I.] for which the purchase order pertains, provided however that STIEFEL shall have no obligation to make purchase order or forecasts for any time beyond the term of this Agreement. If a required forecast for a [C.I.] is not timely submitted, the last submitted [C.I.] forecast shall become the new forecast.

          (d) Each purchase order (including without limitation those provided to DUSA prior to the commercial launch of the Product) shall be firm and binding.

          (e) Each purchase order shall specify the delivery date for the Product and the quantity of Product ordered. The delivery date shall be no sooner than [C.I.] ([C.I.]) days following the date such purchase order is issued. The quantity of Product specified shall not be less than [C.I.]% or more than [C.I.]% of the most recent previous forecast for such quarter, unless otherwise agreed to by DUSA in writing.

          (f) STIEFEL's forecasts and purchase orders shall reflect its good faith expectations of customer demand and STIEFEL shall [C.I.] to schedule orders to avoid creating production capacity problems for DUSA.

          (g) All Product shall be delivered by DUSA to STIEFEL FOB (as defined in the Incoterms 2000) the manufacturing facility utilized by DUSA to the destination specified in the applicable purchase order. STIEFEL shall [C.I.] to the Territory, and [C.I.] in connection therewith. Title and risk of loss for the Product shall transfer from DUSA to STIEFEL following delivery of the Product to the common carrier at the manufacturing facility utilized by DUSA.

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

          (h) STIEFEL shall have [C.I.] except for [C.I.] as defined in Section 9.1(a).

8.   PRICE AND PAYMENT; SUSPENSION OF SUPPLY AND RENEGOTIATION.

     8.1 Payment for Purchase Orders. Subject to Section 7.3(a), STIEFEL shall pay for the quantities of Product ordered at the applicable Purchase Price Per Unit (as set forth on Schedule C hereto) within [C.I.] ([C.I.]) days of the date of invoice submitted by DUSA, provided that DUSA shall not [C.I.] the Product has been delivered to STIEFEL pursuant to Section 7.3(g). All payments shall be made in [C.I.], by wire transfer, preferably [C.I.], of immediately available funds [C.I.].

     8.2 Late Fee. All payments made after the date it is due and payable shall accrue interest at the [C.I.] as set forth in the Wall Street Journal, plus [C.I.] percent ([C.I.]%) per year or the maximum amount allowable by law.

     8.3 Suspension of Supply and Renegotiation. During a [C.I.] with respect to a country in the Territory (as defined on Schedule C attached hereto):

          (a) DUSA may from time to time or during the [C.I.], in DUSA's sole discretion and without being liable to STIEFEL in any manner or in breach of any provision of this Agreement, [C.I.] to supply Product with respect to such country to STIEFEL under this Agreement and/or any order for Product with respect to such country placed by STIEFEL in connection with this Agreement;

          (b) DUSA may from time to time or during the [C.I.], in DUSA's sole discretion, [C.I.] Product with respect to such country to STIEFEL under this Agreement under any order for Product placed by STIEFEL in connection with this Agreement, including any such order with respect to which STIEFEL agrees to pay DUSA; and

          (c) DUSA may (if not already included with the initial notice given by DUSA pursuant to and as permitted under Schedule C hereto) give further notice to STIEFEL requesting that the Parties [C.I.] of this Agreement with respect to such country.

     8.4 Diversion of Product; Currency of Orders. As part of placing each order for the Product, STIEFEL shall indicate in writing the country in the Territory where such ordered Product is intended to be sold. Product purchased as being indicated for sale in a given country shall not be sold in any other country. Orders shall be placed in U.S. Dollars, adjusted at the then applicable local currency / U.S. Dollar exchange rate for the currency of the country where Product is intended to be sold.

9.   QUALITY CONTROL AND PRODUCT ACCEPTANCE.

     9.1 Quality Control.

          (a) DUSA shall ensure that all Products supplied to STIEFEL under the terms of this Agreement will meet Specifications.

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

          (b) DUSA shall conduct all quality control testing of the Product prior to shipment in accordance with the Specifications and requirements of the applicable Regulatory Authority.

          (c) DUSA shall retain records and samples of Product relating to such testings as required by applicable Regulatory Authorities and, from time to time, upon prior notice from STIEFEL, provide STIEFEL with reasonable access to such records in accordance with Section 17 below.

     9.2 Delivery Documents. DUSA shall ensure that each Batch of Product is labeled and each Batch number is applied to each such Batch, as required by the applicable Regulatory Authority. DUSA will ensure that a copy of the Certificate of Conformance with respect to each Batch of Product supplied to STIEFEL is (a) faxed to STIEFEL prior to shipping such Batch to STIEFEL (confirmed by hard copy mailed to STIEFEL) and (b) accompanies each Batch. DUSA shall not ship any Batch to STIEFEL if such Batch does not meet Specifications.

     9.3 Storage.

          (a) DUSA shall provide and maintain suitable storage and transport conditions for each Batch of Product and shall provide STIEFEL with complete written instructions with respect to proper conditions for the transport and storage of Product.

          (b) Upon receipt of any Batch of Product, STIEFEL shall provide and maintain suitable storage conditions therefor and shall comply with any product labeling and written instructions provided by DUSA in respect of the transport and storage of Product.

     9.4 Acceptance and Rejection of Product.

          (a) All shipments of Product received by STIEFEL shall be deemed accepted unless STIEFEL gives DUSA a written notice (the "OBJECTION NOTICE") within [C.I.] ([C.I.]) days of such receipt specifying the manner in which the Batch of Product does not conform to Specifications.

          (b) The Objection Notice shall be accompanied by written reports of any testing performed by or for STIEFEL on such Batch. Upon receipt of the Objection Notice, DUSA may request STIEFEL to [C.I.] thereof for further testing. The test results, if any, submitted to DUSA by STIEFEL shall be deemed conclusive unless DUSA notifies STIEFEL within [C.I.] ([C.I.]) days of its receipt of the Objection Notice or the samples, whichever is later, that it disagrees with such test results.

          (c) Should DUSA wish to verify STIEFEL's conclusion in an Objection Notice, DUSA shall submit the rejected Product or samples to an independent laboratory (the "INDEPENDENT LABORATORY") for analysis and the Independent Laboratory shall submit its findings in the form of a written report (the "REPORT"), the [C.I.] by [C.I.]; provided, however, if the results of the Report determine that any of the Product rejected by STIEFEL does not meet the applicable Specifications, [C.I.] for all such [C.I.].

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

          (d) DUSA shall [C.I.] to [C.I.] Product that does not meet the applicable Specifications with conforming goods as soon as reasonably possible, provided that the departure from Specifications is not the direct result of the [C.I.] of STIEFEL. In the event that [C.I.] Product is required, it shall be [C.I.] unless otherwise agreed to in writing by STIEFEL.

     9.5 Limitation of Product Warranty. At no time shall STIEFEL make any representation or extend the warranty regarding any Product which is not first approved by DUSA in writing. All representations and warranties made by STIEFEL regarding the Product must be strictly limited to the representations and warranties made by the manufacturer of the Product at the time such Product is made.

10.  RECORDS.

     10.1 Record Retention.

          (a) The Parties shall maintain all necessary and appropriate records and documents relating to the sale of the Product. The retention period for records for both Parties shall be: (i) the time period meeting all known regulations of the applicable Regulatory Authorities with respect to such Product; and (ii) [C.I.] ([C.I.]) years from the date of sale, whichever is longer.

          (b) The parties shall use commercially reasonable efforts to ascertain the retention requirements of the applicable Regulatory Authorities and will keep the other Party informed of any changes that it becomes aware of that may reasonably affect such other Party's obligations under this Section 10.1.

11.  INTELLECTUAL PROPERTY RIGHTS.

     11.1 Technical Information. STIEFEL acknowledges and agrees that DUSA is the owner of the Technical Information, and of all industrial and intellectual property rights of any kind in relation to the Technical Information, including the right to patents, registered or other designs, copyrights, trademarks or trade names and any other Confidential Information. Nothing contained in this Agreement shall be effective to give STIEFEL any rights of ownership in and to the Technical Information or to the intellectual property owned by DUSA.

     11.2 Improvements. Any improvements to the Technical Information made or discovered by DUSA during the term of this Agreement shall remain the property of DUSA and all industrial and intellectual property rights of any kind in relation to such improvements, including the right to patents, registered or other designs, copyrights, trademarks or trade names and any other Confidential Information, shall remain the property of DUSA.

     11.3 Confidential Information. Within the term of this Agreement and after its termination or expiration, it is agreed upon between the parties that the Technical Information

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

and all industrial and intellectual property rights of any kind in connection with or related to the Technical Information shall be considered as Confidential Information and shall be treated and protected by STIEFEL in accordance with the terms of Section 16.

12.  RELATIONSHIP OF DUSA AND STIEFEL.

     12.1 Independent Relationship. The relationship between DUSA and STIEFEL that is created by this Agreement shall be that of vendor and purchaser, and not that of a partnership, principal and agent, or joint or co-ventures. In the performance of this Agreement, STIEFEL shall have no authority to assume or create any obligation or responsibility, either expressed or implied, on behalf of or in the name of DUSA, or to bind DUSA or its Affiliates in any manner whatsoever and DUSA shall have no authority to assume or create any obligation or responsibility, either express or implied, on behalf of or in the name of STIEFEL or to bind STIEFEL or its Affiliates in any manner whatsoever. Each Party shall indemnify the other Party for any claim asserted by any Third Party that the acts of such Party or any of its Affiliates created any obligation or responsibility of the other Party other than as expressly set forth in this Section.

     12.2 Use of Names. If this Agreement is terminated for any reason, neither Party shall thereafter use, or permit anyone else under its control to use, the other's name in the promotion of its business or the offer for sale of any goods and neither Party shall package or label any goods in a manner that the other Party hereto might reasonably consider to be imitative of any goods sold by such Party.

13.  REPRESENTATIONS AND WARRANTIES.

     13.1 By STIEFEL. STIEFEL hereby represents and warrants to DUSA that:

          (a) it has the corporate authority to enter into this Agreement and to perform its obligations hereunder;

          (b) it is not aware of any legal, contractual or other restriction, limitation or condition which might affect adversely its ability to perform hereunder; and

          (c) it shall at all times sell, market, handle and store the Product in compliance with all Applicable Laws.

     13.2 By DUSA. DUSA hereby represents and warrants to STIEFEL that:

          (a) it has the corporate authority to enter into this Agreement and to perform its obligations hereunder;

          (b) it is not aware of any legal contractual or other restriction, limitation or condition which might affect adversely its ability to perform hereunder;

          (c) all Product shipped to STIEFEL pursuant to this Agreement (i) shall be manufactured, packaged and labeled in conformance with the applicable Specifications for such

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

Product at the time of shipment; (ii) shall be manufactured, packaged and labeled at the manufacturing facilities utilized by DUSA which meets the requirements of the applicable Regulatory Authority where the Product is manufactured and sold, including, without limitation, conformance with GMP,
(iii) shall be stored and handled by DUSA at all times in the proper manner and suitable conditions for such Product.

     13.3 Debarment. Each Party hereby represents, warrants and covenants to the other that:

          (a) It is not debarred under the Generic Drug Enforcement Act of 1992 and it does not and will not use in any capacity the services of any person debarred under the Generic Drug Enforcement Act of 1992; and

          (b) To the best of its knowledge, none of its employees, agents or contractors, has engaged in any activity which could lead to it becoming debarred under the Generic Drug Enforcement Act of 1992.

     13.4 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 13, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND EACH PARTY EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE OR USE.

14.  INDEMNIFICATION.

     14.1 By STIEFEL. STIEFEL agrees to indemnify DUSA against and hold DUSA harmless from, any and all [C.I.] loss (except [C.I.], such as, for example, [C.I.]), [C.I.], [C.I.], [C.I.], [C.I.] and [C.I.] (including, without limitation, [C.I.] and liabilities for [C.I.]) ("THIRD PARTY LOSS") arising from or in connection with any:

          (a) breach of the warranties by STIEFEL hereunder;

          (b) other misrepresentation or breach of this Agreement by STIEFEL or the [C.I.] of STIEFEL in connection with its contract obligations hereunder

          (c) claim (expressed or implied) by STIEFEL, its Affiliates or its sub-distributors, (except to the extent that such claim has been approved by the Regulatory Authority or authorized by DUSA) as to the efficacy or safety of the Product or the use to be made by any purchaser of the Product; provided that DUSA shall indemnify and hold STIEFEL and STIEFEL's Affiliates harmless from any and all [C.I.] resulting from [C.I.], if STIEFEL and its Affiliates have handled and stored such Product in accordance with its labelling; or

          (d) any [C.I.] of STIEFEL, its Affiliates or sub-distributors in connection with the sale and distribution of the Product.

     14.2 By DUSA. DUSA hereby agrees to indemnify and hold STIEFEL and STIEFEL's Affiliates harmless from any and all [C.I.] arising from or in connection with any:

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

          (a) breach of the warranties by DUSA hereunder;

          (b) other misrepresentation or breach of this Agreement by DUSA or any [C.I.] of DUSA in connection with its contract obligations hereunder;

          (c) claim (expressed or implied) by DUSA or its Affiliates (except to the extent that such claim has been approved by the Regulatory Authority or authorized by STIEFEL) as to the efficacy or safety of the Product or the use to be made by any purchaser of the Product; provided that STIEFEL shall indemnify DUSA against and hold DUSA harmless from, any and all [C.I.] arising from STIEFEL's or its Affiliates' [C.I.] such Product in accordance with its labeling, if the Product meets all Specifications;

          (d) any [C.I.] of DUSA in connection with the manufacture, packaging, labeling and sale of Product to STIEFEL or its Affiliates.

     14.3 Procedure for Indemnification.

          (a) If STIEFEL or any of its Affiliates or DUSA or any of its Affiliates (in each case an "INDEMNIFIED PARTY") receives any written claim which it believes is the subject of indemnity hereunder by DUSA or STIEFEL, as the case may be, (in each case as "INDEMNIFYING PARTY"), the Indemnified Party shall, as soon as reasonably practicable after forming such belief, give notice thereof to the Indemnifying Party, including full particulars of such claim to the extent known to the Indemnified Party; provided, that the failure to give timely notice to the Indemnifying Party as contemplated hereby shall not release the Indemnifying Party from any liability to the Indemnified Party. The Indemnifying Party shall have the right, by prompt notice to the Indemnified Party, to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party, and at the cost of the Indemnifying Party. If the Indemnifying Party does not so assume the defense of such claim or, having done so, does not diligently pursue such defense, the Indemnified Party may assume such defense, with counsel of its choice, but for the account of the Indemnifying Party. If the Indemnifying Party so assumes such defense, the Indemnified Party may participate therein through counsel of its choice, but the cost of such counsel shall be for the account of the Indemnified Party.

          (b) The Party not assuming the defense of any such claim shall render all reasonable assistance to the Party assuming such defense, and all out-of-pocket costs of such assistance shall be for the account of the Indemnifying Party.

          (c) No such claims shall be settled other than by the Party defending the same, and then only with the consent of the other Party, which shall not be unreasonably withheld; provided, that the Indemnified Party shall have no obligation to consent to any settlement of any such claim which imposes on the Indemnified Party any liability or obligation which cannot be assumed and performed in full by the Indemnifying Party.

15.  COMPLIANCE WITH LAW.

     15.1 Compliance with Law.

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

          (a) It shall be the responsibility of STIEFEL and DUSA, respectively, to follow all procedures and take all actions which are necessary or required for agreements of this type by the laws, treaties or regulations applicable in the country in which it is, respectively, manufacturing, selling or marketing the Product, in order to effect the intents and purposes of selling Product in the Territory under this Agreement.

          (b) It is further agreed that neither Party shall be obligated to carry out or to perform any terms of this Agreement if such term shall constitute a violation of any treaty, law, code or regulation of any governmental authority whether local, national or international. To the extent severable, the other terms of this Agreement that do not violate any treaty, law, code or regulation of any governmental authority whether local, national or international shall continue in full force and effect and the Parties shall use all reasonable efforts to re-negotiate and amend this Agreement so that the performance of this Agreement as so amended will not involve any such violation.

16.  CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS.

     16.1 Non-Disclosure of Confidential Information. Each of the Parties agrees that it will not disclose any Confidential Information of the other Party that it may acquire at any time during the term of this Agreement without the prior written consent of such Party and that it shall use all reasonable efforts to prevent unauthorized publication or disclosure by any person of such Confidential Information including requiring its employees, consultants or agents to enter into similar confidentiality agreements in relation to such Confidential Information.

     16.2 Term for Maintaining Confidential Information. The obligations undertaken by each Party under this Section 16 shall continue in force for a period of [C.I.] ([C.I.]) years following the termination or expiration of this Agreement.

     16.3 Exception to Confidential Information. The obligations contained in this Section 16 do not apply to any information:

          (a) which was at the time of receipt by a Party in the public domain or generally known in the pharmaceutical manufacturing industry otherwise than by breach of a Party's duty of confidentiality;

          (b) which a Party can establish to have been known to it at the time of receipt from the other Party and not to have been acquired directly or indirectly from the other Party;

          (c) acquired by a Party from a Third Party otherwise than in breach of an obligation of confidence to the other Party;

          (d) required by law to be provided to governmental agencies but only for the purpose of providing it to such governmental agencies; and

It is understood and agreed that each Party may disclose Confidential Information to those of its Affiliates that have a need to know such Confidential Information in order to perform the

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

obligations under this Agreement, and such Affiliates shall keep such information confidential to the same extent as required of a Party under this Agreement. Further each Party shall be fully responsible for its Affiliates' compliance with the confidentiality obligations hereunder.

     16.4 Public Announcements. Except as required by law (including, without limitation, disclosure requirements of the United States Securities and Exchange Commission, the NASDAQ Stock Market or any other stock exchange on which securities issued by a Party or a Party's Affiliates are traded) neither Party shall make any public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the other, which shall not be unreasonably withheld, provided that it shall not be unreasonable for a Party to withhold consent with respect to any public announcement containing any of such Party's Confidential Information. In the event a public announcement is required by law, to the extent practicable under the circumstances, the Party making such announcement shall provide the other Party with a copy of the proposed text not less than [C.I.] ([C.I.]) business days prior to such announcement to afford such other Party a reasonable opportunity to review and comment upon the proposed text.

17.  AUDITS.

     17.1 Regulatory Audit. Each Party shall have the right to audit the other Party's, and DUSA shall have the right to audit the STIEFEL's sub-distributors', facilities and records which directly relate to the Products in order to determine such other Party's compliance with Applicable Law and the terms of this Agreement. Such audit right shall include the right to access and review such records as well as the right to send reasonable numbers of representatives and agents to examine such facilities, provided all such representatives and agents execute and deliver to such other Party or sub-distributors, as applicable, confidentiality non-disclosure non-use agreements acceptable to such other Party or sub-distributors, as applicable, and all such examination of such facilities are conducted during normal business hours and with the minimum of disruption to ongoing operations. Except where any such audit is required to be undertaken by Applicable Law or in connection with the auditing Party's compliance therewith, such audits shall not take place more frequently than [C.I.] and the auditing Party shall give at least [C.I.] ([C.I.]) business days advance notice of the audit. In any case, any audit shall be conducted at such facilities and [C.I.], as applicable, shall [C.I.] incur in connection with the audit. Each Party, the sub-distributors, as applicable, and their respective affiliates shall permit and cooperate with Regulatory audits required to maintain Product Registrations in compliance with applicable laws and regulations within the Territory.

     17.2 In the event of an audit by any Regulatory Authority, DUSA and STIEFEL each shall supply the other with a copy of any report received from such Regulatory Authority that pertains to the Product and its sale in the Territory and shall use its [C.I.] efforts to provide such Regulatory Authority with a prompt, accurate and complete response to any deficiencies noted during the audit. Both Parties agree to use their [C.I.] efforts to promptly address, and if necessary correct, any and all such deficiencies to the satisfaction of such Regulatory Authority.

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

18.  TERM AND TERMINATION.

     18.1 Term. This Agreement shall be for an initial term commencing as of the date of this Agreement and continuing until the tenth (10th) anniversary of the Effective Date (the "TERM"). STIEFEL shall have the option to extend the term of the Agreement for an additional [C.I.] ([C.I.]) year term upon the Parties reaching agreement in writing on the terms and conditions of such extension; provided that any such agreement shall incorporate the Minimum (annual) Purchase Requirements set forth on Schedule B.

     18.2 Early Termination. This Agreement may be terminated in its entirety:

          (a) by notice in writing by either Party if the other Party shall default in the performance of any of its obligations under this Agreement and such default shall continue for a period of not less than [C.I.] ([C.I.]) days after written notice specifying such default shall have been given; provided, however, that if such default is not capable of being cured within such [C.I.] ([C.I.]) day period but the Party in default initiates and [C.I.] continues [C.I.] efforts to cure such default, such [C.I.] ([C.I.]) day period shall be extended to [C.I.] ([C.I.]) days; or

          (b) by either Party if the other Party makes an arrangement with its creditors or files bankruptcy, receivership or liquidation, or if a receiver or a receiver and manager is appointed in respect of the whole or a major part of the property or business of the Party in default; or

          (c) subject to Section 24.1, by either Party in [C.I.] of its voting securities or if [C.I.] of the other Party are disposed of or acquired by another person; or

          (d) by DUSA as set forth in Section 7.1(a)(ii) or Section 2.4(c); or

          (e) by STIEFEL as set forth in Section 2.4(b); or

          (f) by STIEFEL if [C.I.] during any calendar year are [C.I.] for that year; provided DUSA may, [C.I.], during regular business hours, upon giving reasonable prior written notice to STIEFEL audit or to have an independent professionally qualified auditor audit STIEFEL's records relative to sales of the Product in the Territory by STIEFEL and any sub-distributors solely in order to verify the number of units of Product sold to Third Parties; and provided further that nothing in this Agreement shall be deemed to obligate STIEFEL to discount Products below their approved prices; or

          (g) by DUSA if the average of the Purchase Price Per Unit, as expressed in U.S. Dollars using the then average daily applicable local currency / U.S. Dollar exchange rate on the date of each sale, for all sales to the Territory in any [C.I.] during the Term (the "Average Price") is [C.I.] U.S. Dollars (U.S.$[C.I.]), unless STIEFEL shall pay DUSA the difference between such Average Price and [C.I.] U.S. Dollars (U.S.$[C.I.]) for each unit sold during such [C.I.] within [C.I.] ([C.I.]) business days of DUSA giving STIEFEL notice under this Section 18.2(g).

     18.3 Effects of Termination.

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

          (a) [C.I.] ([C.I.]) days after notice of termination has been given as herein provided, the right of STIEFEL to place orders for the Product with DUSA shall cease.

          (b) [C.I.], STIEFEL shall have the obligation to accept any Product in transit or subject to an accepted purchase order at the time of giving of written notice of termination.

          (c) DUSA shall not be responsible for [C.I.] Product after the termination or expiration of this Agreement, provided, that STIEFEL, may [C.I.] the Product for [C.I.] ([C.I.]) months following the termination of this Agreement.

          (d) Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.

          (e) All of the Parties' rights and obligations under Sections 2.3, 2.5(b) through (c) (inclusive), 3, 4.1(b), 4.2, 4.3, 4.5, 4.6, 8, and 10 through
29 (inclusive) shall survive termination, relinquishment or expiration of this Agreement.

19.  FORCE MAJEURE.

     Neither Party shall be liable or be in breach of any provision of this Agreement for any failure or delay on its part to perform any obligation where such failure or delay has been occasioned by any act of God, war, riot, fire, explosion, flood, sabotage, unavailability of fuel, labor, containers or transportation facilities, accidents of navigation or breakdown or damage of vessels or other conveyances for air land or sea, other impediments or hindrances to transportation, government intervention (other than that of duly-authorized Regulatory Authority), strikes or other labor disturbances or any other cause beyond the control of the parties.

20.  INSURANCE.

     DUSA and STIEFEL each shall maintain adequate product liability insurance [C.I.] to cover product liability claims against it, respectively, as manufacturer of the Product and distributor of the Product.

21.  NOTICES.

     Notices provided under this Agreement to be given or served by either Party on the other shall be given in writing and served personally or by prepaid registered airmail post or by express mail or by means of facsimile to the following respective addresses or to such other addresses as the Parties may hereafter advise each other in writing. It being agreed and understood by the Parties that any such notice shall be deemed given and served the day transmitted by facsimile or a date three (3) days after the date of express mail or mail by courier.

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

     If to DUSA, to:    DUSA Pharmaceuticals, Inc.
                        25 Upton Drive
                        Wilmington, MA 01887
                        Attn: Bob Doman
                        P: 978-909-2216
                        F: 978-909-1016

     With a copy to:    Nanette Mantell, Esq.
                        Reed Smith LLP
                        Princeton Forrestal Village
                        136 Main Street - Suite 250
                        Princeton, NJ 08543
                        P: 609-514-8542
                        F: 609-951-0824

     If to STIEFEL, to: Stiefel Laboratories, Inc.
                        255 Alhambra Circle, Suite 1000
                        Coral Gables, Florida, USA 33134
                        Attn: Vice President - Area 2
                        P: 305-443-3800
                        F: 305-443-3467

                        And Attn: General Counsel
                        P: 305-443-3800
                        F: 305-443-3467

22.  EXECUTION OF ALL NECESSARY ADDITIONAL DOCUMENTS.

     Each Party agrees that it will forthwith upon the request of the other Party execute and deliver all such instruments and agreements and will take all such other actions as the other Party may reasonably request from time to time in order to effectuate the provision and purposes of this Agreement.

23.  WAIVER.

     The failure of either of the Parties to insist upon a strict performance of any other terms and provisions therein shall not be deemed a waiver of any subsequent breach of default in the terms or provisions of this Agreement.

24.  ASSIGNMENT AND AMENDMENT.

     24.1 Non-assignability by STIEFEL and Binding Effect. A mutually agreed consideration for DUSA's entering into this Agreement is the reputation, business standing, and

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

goodwill already honored and enjoyed by STIEFEL under STIEFEL's present ownership, and, accordingly, STIEFEL agrees that STIEFEL's rights and obligations under this Agreement may not be transferred or assigned directly or indirectly without the prior written consent of DUSA. DUSA may freely assign and otherwise transfer this Agreement, or any right or obligation of DUSA hereunder, without obtaining the written consent of STIEFEL. Any attempted assignment not in accordance with this Section 24.1 shall be void. Subject to the foregoing in this Section 24.1, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and assigns.

     24.2 Amendment. No amendment hereof shall be binding unless made in writing and signed by the parties hereto.

25.  ENTIRE AGREEMENT.

     This Agreement incorporates the entire understanding of the parties and revokes and supersedes any and all agreements, contracts, understandings or arrangements that might have existed heretofore between the parties regarding the subject matter hereof.

26.  GOVERNING LAW; LANGUAGE.

     26.1 Governing Law and Venue. This Agreement shall be construed in accordance with and governed by the internal laws of the [C.I.] without regard to conflict of laws principles. Any litigation arising from disputes regarding the subject matter of the Agreement shall be brought in United States federal court in the federal judicial district encompassing [C.I.]. The Parties will consent to venue and jurisdiction in such federal courts.

     26.2 Language. The parties hereto agree that this Agreement shall be in the English language.

27.  SEVERABILITY.

     If any term or provision of this Agreement shall be held invalid or unenforceable, the remaining terms hereof shall not be affected, but shall be valid and enforced to the fullest extent permitted by law.

28.  HEADINGS.

     The headings used in this Agreement are intended for guidance only and shall not be considered part of this written understanding between the parties hereto.

29.  INTERPRETATIVE RULES.

     For the purpose of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (a) defined terms include the plural as well as the singular and the use of any gender shall be deemed to include the other gender; (b) references to Articles, Sections and other subdivisions and to Schedules and Exhibits without reference to a document,

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

are to designated Articles, Sections and other subdivisions of and to Schedules and Exhibits to this Agreement; (c) the use of the term "including" means "including but not limited to"; and (d) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement in whole and not to any particular provision.

                                      * * *

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, this Agreement has been executed by the Parties on the date first above written.

                                        DUSA PHARMACEUTICALS, INC.


                                        By: /s/ Robert F. Doman
                                            ------------------------------------
                                            Robert F. Doman
                                            President, Chief Operating Officer


                                        STIEFEL LABORATORIES, INC.


                                        By: /s/ Bresly F. Jaramillo
                                            ------------------------------------
                                            Bresly F. Jaramillo
                                            Vice President Latin America

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                   SCHEDULE A

                                   THE PRODUCT

LEVULAN(R) KERASTICK(R):

DUSA Trademarks: Levulan(R) Kerastick(R)

                 DUSA(R)

                 DUSA Pharmaceuticals, Inc.(R)

Dosage Strength / Administration: 20% topical solution

Competing Products: Any and all products [C.I.] the use of [C.I.] or [C.I.] any of the foregoing or [C.I.].

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                   SCHEDULE B

                          MINIMUM PURCHASE OBLIGATIONS

The Minimum Purchase Obligations for Levulan(R) Kerastick(R) shall be as follows:

                                                                          MINIMUM NUMBER
                              TIME PERIOD                                    OF UNITS
                              -----------                                 --------------
First Time Period    beginning on the earlier of (a) the [C.I.], or (b)   [C.I.] units
                     [C.I.], and in each case continuing for [C.I.]
                     thereafter

Second Time Period   subsequent [C.I.] period following the end of the    [C.I.] units
                     First Time Period

Third Time Period    subsequent [C.I.] period following the end of the    [C.I.] units
                     Second Time Period

Fourth Time Period   subsequent [C.I.] period following the end of the    [C.I.] units
                     Third Time Period

Fifth Time Period    subsequent [C.I.] period following the end of the    [C.I.] units
                     Fourth Time Period

Other subsequent time periods                                             see below

For the remainder of the Term following the end of the Fifth Time Period, the Minimum Purchase Obligations for Levulan(R) Kerastick(R) shall be determined by [C.I.] no later than [C.I.] ([C.I.]) months prior to the end of the Fifth Time Period.

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                   SCHEDULE C

                        SUPPLY PRICE AND [C.I.] OF SUPPLY

ALL COUNTRIES IN THE TERRITORY

     "PURCHASE PRICE PER UNIT", with respect to units of the Product that are purchased for sale in a country in the Territory, shall mean [C.I.] Percent ([C.I.]%) of the final selling price to Third Parties in the applicable local currency which has been established by STIEFEL [C.I.] by STIEFEL on units of the Product sold.

     In the event at any time the Purchase Price Per Unit for sales to a country in the Territory in a given calendar quarter, as expressed in U.S. Dollars using the then current average daily applicable local currency / U.S. Dollar exchange rate, is [C.I.] U.S. Dollars (U.S.$[C.I.]) (the "Event"), then STIEFEL shall (a) [C.I.] in the applicable local currency [C.I.] of such Purchase Price Per Unit [C.I.] U.S. Dollars (U.S.$[C.I.]) or (b) otherwise pay to DUSA the [C.I.] price; provided that upon [C.I.] ([C.I.]) days prior written notice from STIEFEL given after such the Event, STIEFEL [C.I.]; provided further that upon giving such notice to DUSA, [C.I.] beginning [C.I.] and continuing until the [C.I.] U.S. Dollars (U.S.$[C.I.]) for a period of not less than [C.I.] ([C.I.]) weeks.

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                   SCHEDULE D

                    FORM(S) OF REPORTS AND TIMING OF REPORTS